UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2018

U.S. Gold Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-18314-09
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

1910 E. Idaho Street, Suite 102-Box 604, Elko, NV 89801

(Address of principal executive offices, including zip code)

(800) 557-4550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry Into a Material Definitive Agreement

U.S. Gold Corp. (the “Company”) entered into a consulting agreement with Sharp Executive Associates, Inc. in connection with the services of Ted Sharp as the Company’s Chief Financial Officer. See Item 5.02, below. Under the terms of the agreement, Ted R. Sharp CPA, owner of that company, has agreed to act as a Management Consultant to serve as Chief Financial Officer and to provide, through his extended staff and firm, services typical of an accounting department for a small company. Mr. Sharp is a Certified Public Accountant and his firm is an independent contractor, with business management and consulting interests with other companies that are independent of the consulting agreement he currently has in place with the Company. We agreed to pay for work under the terms of the agreement at hourly rates ranging from $35 per hour (for clerical work) to $225 per hour for the services of Mr. Sharp. Either party may terminate the Agreement upon 30 days written notice. Mr. Sharp also will be reimbursed for reasonable expenses previously approved by us.

Item 3.02. Unregistered Sales of Equity Securities

The Company agreed to pay a portion of its accounts payable to Envirotech Drilling, LLC, its contract drilling contractor, in the amount of $183,226.14 by issuing 199,159 shares of common stock at the closing price on December 27, 2018 (as quoted on the Nasdaq Capital Markets) of US$0.92 per share. The common stock was issued pursuant to an exemption from the registration requirements under Section 4(a)(2) of the United States Securities At of 1933, as amended (the “Securities Act”), and applicable state securities laws. The shares of common stock are “restricted securities” under Rule 144 of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Jonathan Tegge will resign as Chief Financial Officer effective January 1, 2019, to pursue other opportunities.

Effective on January 1, 2019, the Company appointed Ted Sharp, age 62, as its Chief Financial Officer and designated Principal Financial and Accounting Officer. Mr. Sharp is a Certified Public Accountant, and has Bachelor of Business Administration Degree in Accounting from Boise State University. Since 2003, he has been President of Sharp Executive Associates, Inc., a privately-held accounting firm providing Chief Financial Officer services to clients. Concurrent with his position with U.S. Gold, Mr. Sharp serves part-time as Chief Financial Officer of Goldrich Mining Company, from February 2006 through the present; from September 2018 through the present, serves part-time as Chief Financial Officer of Timberline Resources Corporation; from July 2012 through the present, as principal and serves part-time as Chief Executive and Financial Officer of US Calcium LLC, a privately-held natural resource company. From May 2011 through January 2012, Mr. Sharp served part-time as Chief Financial Officer of Gryphon Gold Corporation, a natural resource company trading on the FINRA OTCBB, and from September 2008 through November 2010, Mr. Sharp served part-time as Chief Executive Officer, President and Chief Financial Officer of Texada Ventures, Inc, a natural resource exploration company formerly trading on the FINRA OTCBB. From November of 2006 to June 2009, Mr. Sharp served part-time as Chief Financial Officer of Commodore Applied Technologies, Inc., an environmental solutions company formerly trading on the FINRA OTCBB. Prior to 2003, he worked for 14 years in positions of Chief Financial Officer, Managing Director of European Operations and Corporate Controller for Key Technology, Inc., a publicly-traded manufacturer of capital goods. Mr. Sharp has more than 30 years of experience in treasury management, internal financial controls, SEC reporting and Corporate Governance. There are no transactions to which the Company is a party and in which Mr. Sharp has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.01	Consulting Agreement with Sharp Executive Associates, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

u.s. gold corp.

Date: December 31, 2018	By:	/s/ Edward Karr
Edward Karr

EXHIBIT INDEX

Exhibit No.	Description
10.01	Consulting Agreement with Sharp Executive Associates, Inc.